Exhibit 99
Form 8-K
Viking Systems, Inc.
File No. 000-49636

Viking Systems, Inc. Appoints Brian Miller to Its Board of Directors

Mr. Miller Brings High Level Sales, Marketing and Strategic Alliance
Experience to Viking’s Board

SAN DIEGO - October XX, 2006 - Viking Systems, Inc. (OTCBB: VKSY), a designer, manufacturer and marketer of 3-D vision systems for use in minimally invasive surgical (MIS) procedures, has appointed Brian Miller to the Company’s Board of Directors. Mr. Miller, 56, will be replacing Ron Walrod, who has resigned to pursue other personal and professional opportunities. Mr. Walrod had served on Viking’s Board of Directors for approximately two years, which was the anticipated term of his service.

Mr. Miller brings to Viking’s Board several years of experience in sales, marketing and strategic alliances. Mr. Miller was previously with Accenture for 28 years, one of the world’s largest global management consulting firms, where he focused much of his career on creating the firm’s Customer Relationship Management (CRM) practice. In this role, Mr. Miller worked with some of the largest companies in the world, including Disney, Quaker, Wyeth Pharmaceutical, and several others, on developing effective sales and marketing strategies. He was also instrumental in establishing key Accenture strategic relationships with Siebel Systems, PeopleSoft, Blue Martini and others.

“Brian Miller is a great addition to Viking’s Board and we welcome his leadership as we continue to focus on the successful sales and marketing of our 3Di Digital Vision System and our growing suite of surgical solutions available to today’s surgeons,” said Donald E. Tucker, Viking System’s Chairman, President and Chief Executive Officer. “We are looking forward to tapping Brian’s expertise in helping Viking enhance our sales and marketing strategies, while building strategic alliances worldwide. We thank Ron Walrod for his dedication and service to our Company for the last two years and we wish him success in his future endeavors.”

In addition to his appointment to Viking’s Board, Mr. Miller currently serves as Executive Vice President, Strategic Alliances of Pay By Touch, a San Francisco based company offering biometric based payments and personal marketing solutions.  He is also a member of the Board of Directors of Pay By Touch and M-Factor, a provider of marketing analytics solutions. Mr. Miller received an MBA and a BSE degree in Industrial Engineering from the University of Michigan.

About Viking Systems, Inc.

Viking Systems, Inc. is a designer, manufacturer and marketer of FDA-cleared, CE-marked, high-performance laparoscopic vision systems. The Company's primary branded product is the EndoSite 3Di Digital Vision System, an advanced three-dimensional (3-D) vision system used by surgeons for complex minimally invasive surgery, with an initial focus on applications in urology, gynecology, bariatrics and general surgery. Viking also manufactures advanced two-dimensional (2-D) EndoSite 2Di Digital Vision Systems for targeted configurations and channels, as well as 2-D cameras and components, sold through strategic partner and OEM programs.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release includes forward-looking statements including, but not limited to, our ability to execute on our business plan during 2006 and beyond, our strategic planning and business development plans, our future financing needs, impacts on our financial results, and our future growth. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, our ability to market our products, the success of business development efforts, competition in the industry, and our ability to manage growth, as well as the risks and other factors set forth in our periodic filings with the U.S. Securities and Exchange Commission (including our Form 10-KSB for the year ended December 31, 2005 and our Form 10-QSB for the quarter ended June 30, 2006.)

Contact:
The Investor Relations Group
Investors:
Kevin Murphy/Adam Holdsworth, 212-825-3210
kmurphy@investorrelationsgroup.com
aholdsworth@investorrelationsgroup.com
or
Media:
Lynn Granito, 212-825-3210
lgranito@investorrelationsgroup.com